UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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HARMONIC INC.

(Name of Registrant as Specified In Its Charter)

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HARMONIC INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 15, 2008

TO THE STOCKHOLDERS OF HARMONIC INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harmonic Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 15, 2008 at 8:00 a.m., Pacific Time, at The Santa Clara Marriott Hotel, 2700 Mission College Blvd., Santa Clara, California, 95054, for the following purposes:

1.	To elect eight directors to serve until the 2009 Annual Meeting of Stockholders or until their successors are elected and duly qualified.

2.	To approve amendments to the 1995 Stock Plan (the “1995 Plan”) to (i) increase the number of shares of common stock reserved for issuance by 7,500,000 shares, (ii) approve the material terms of the 1995 Plan and the performance goals thereunder for Internal Revenue Code Section 162(m) purposes, (iii) extend the 1995 Plan’s term to March 1, 2018, and (iv) amend the 1995 Plan’s share counting provisions.

3.	To approve amendments to the 2002 Director Option Plan ( the “2002 Plan”) to (i) add the ability to grant restricted stock units, (ii) provide more flexibility in setting the amount and mix of automatic awards under the 2002 Plan, (iii) provide the ability to make discretionary grants, (iv) increase the number of shares of common stock reserved for issuance by 100,000 shares, (v) amend the 2002 Plan’s share counting provisions, (vi) extend the 2002 Plan’s term to May 14, 2018, and (vii) rename the 2002 Plan to the “2002 Director Stock Plan.”

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on March 17, 2008 are entitled to notice of and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or vote by telephone or by using the internet as instructed on the proxy card. Any stockholder of record attending the meeting may vote in person even if such stockholder has returned a proxy.

By Order of the Board of Directors,

Robin N. Dickson,
Corporate Secretary

Sunnyvale, California
April 11, 2008

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, or vote by telephone or by using the internet as instructed on the proxy card.

HARMONIC INC.

549 Baltic Way

Sunnyvale, California 94089

PROXY STATEMENT

Information Concerning Solicitation And Voting

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Harmonic Inc., a Delaware corporation (“Harmonic” or the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held May 15, 2008 at 8:00 a.m., Pacific Time, or at any adjournments and postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Santa Clara Marriott Hotel, 2700 Mission College Blvd., Santa Clara, California, 95054. The telephone number of the Company’s principal offices is (408) 542-2500, and the Company’s principal offices are located at 549 Baltic Way, Sunnyvale, California 94089.

These proxy materials and the Company’s Annual Report to Stockholders for the year ended December 31, 2007, including financial statements, were first mailed on or about April 11, 2008 to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR STOCKHOLDERS MEETING TO BE HELD ON MAY 15, 2008

We are mailing or otherwise delivering to you the Proxy Statement, proxy card and Annual Report on Form 10-K for the year ended December 31, 2007. These proxy materials are also available to you on the Internet. The Proxy Statement, proxy card, Annual Report on Form 10-K for the year ended December 31, 2007 and Annual Report are available at http://www.proxyvoting.com/hlit. You may access your proxy card on the Internet by following the instructions on the proxy card included herewith. Please note that you will not be required to provide any personal information, other than the identification number provided on the proxy card, to execute a proxy.

RECORD DATE AND VOTING SECURITIES

Stockholders of record at the close of business on March 17, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 94,097,610 shares of the Company’s common stock, $0.001 par value per share, were issued and outstanding.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use at the Annual Meeting by delivering to the Corporate Secretary of the Company at the Company’s principal offices a written notice of revocation or a duly executed proxy bearing a later date, or by voting on a later date by telephone or via the Internet (only your latest-dated proxy is counted), or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

The Company will bear the cost of soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any other solicitation materials furnished to stockholders by the Company in connection with the Annual Meeting. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to such persons for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of the Company’s common stock issued and outstanding on the Record Date. Shares eligible to vote at the Annual Meeting will be counted as present at the Annual Meeting if the holder of such shares is present and votes in person at the Annual Meeting or has properly submitted a proxy card or voted by telephone or via the Internet. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions on a given proposal will have the same effect as a vote against the proposal, but will not affect the election of directors.

The Delaware Supreme Court has held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in a similar manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

STOCKHOLDER PROPOSAL PROCEDURES AND DEADLINES

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2009 Annual Meeting and that stockholders desire to have included in the Company’s proxy materials relating to such meeting must be received by Harmonic at its principal executive offices at 549 Baltic Way, Sunnyvale, California 94089 no later than December 12, 2008, which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the Proxy Statement and form of proxy for that meeting.

The Securities and Exchange Commission, or SEC, rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s Proxy Statement with respect to discretionary voting. The discretionary vote deadline for the 2009 Annual Meeting of Stockholders is February 25, 2009, 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the

Company’s 2009 Annual Meeting of Stockholders. The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting.

Furthermore, under the Company’s bylaws, a stockholder’s notice of business to be brought before an annual meeting must set forth, as to each proposed matter: a) a brief description of the business and reason for conducting such business at the meeting; b) the name and address as they appear on the Company’s books of the stockholder; c) the class and number of shares of the Company owned by the stockholder; d) any material interest of the stockholder in such business; and e) any other information that may be required under Regulation 14A of the Securities and Exchange Act of 1934.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In some instances, we may deliver to multiple stockholders sharing a common address only one copy of this Proxy Statement and its attachments. If requested orally or in writing, we will promptly provide a separate copy of the Proxy Statement and its attachments to a stockholder sharing an address with another stockholder. Requests should be directed to our Corporate Secretary at Harmonic Inc., 549 Baltic Way, Sunnyvale, CA 94089 Attention: Corporate Secretary, or to +1-408-542-2500. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Eight directors are to be elected at the Annual Meeting. Each of the directors elected at the Annual Meeting will hold office until the Annual Meeting of Stockholders in 2009 or until such director’s successor has been duly elected and qualified.

Unless otherwise instructed, the proxy holders identified on the enclosed proxy card will vote the proxies received by them for the Company’s eight nominees named below, all of whom are currently directors of the Company. Each of the nominees was recommended for election by the Company’s Corporate Governance and Nominating Committee and the Board of Directors. The Company did not receive any proposals from stockholders for nominations of other candidates for election. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the Company’s current Corporate Governance and Nominating Committee to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

The names of the nominees for director and certain information about each of them are set forth below.

Name	Age	Principal Occupation
Anthony J. Ley	69	Chief Executive Officer, Collabrx
Patrick J. Harshman	43	President & Chief Executive Officer, Harmonic Inc.
Harold Covert	61	Chief Financial Officer, Silicon Image, Inc.
Patrick Gallagher	53	Chairman, Macro4 Plc.
E. Floyd Kvamme	70	Partner Emeritus, Kleiner Perkins Caufield & Byers
William F. Reddersen	60	Retired, former Executive Vice President, BellSouth
Lewis Solomon	74	Founder and Chairman of SCC Company
David R. Van Valkenburg	65	Chairman, Balfour Associates, Inc.

Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

Anthony J. Ley was elected Chairman of the Board of Directors in February 1995. Mr. Ley serves as Chief Executive Officer of Collabrx, a privately-held biotech services company. From November 1988 to May 2006, Mr. Ley served as Harmonic’s President and Chief Executive Officer. From 1963 to 1987, Mr. Ley was employed at Schlumberger Limited, both in Europe and the U.S., holding various senior business management and research and development positions, most recently as Vice President, Research and Engineering at Fairchild Semiconductor/Schlumberger in Palo Alto, California. Mr. Ley holds an M.A. in Mechanical Sciences from the University of Cambridge and an S.M.E.E. from the Massachusetts Institute of Technology, is named as an inventor on 29 patents and is a Fellow of the I.E.T. (U.K.) and a senior member of the I.E.E.E.

Patrick Harshman joined us in 1993 and was appointed President and Chief Executive Officer in May 2006. In December 2005, he was appointed Executive Vice President responsible for the majority of our operational functions, including the unified digital video and broadband optical networking divisions as well as global manufacturing. Prior to the consolidation of our product divisions, Mr. Harshman held the position of President of the Convergent Systems division and, for more than four years, was President of the Broadband Access Networks division. Prior to this, Mr. Harshman held key leadership positions in marketing, international sales, and research and development. Mr. Harshman earned a Ph.D. in Electrical Engineering from the University of California, Berkeley and completed an Executive Management Program at Stanford University.

Harold Covert has been a director since June 2007. Since October 2007, Mr. Covert has served as Chief Financial Officer of Silicon Image, Inc., a semiconductor company. From October 2005 to August 2007, Mr. Covert was Executive Vice President and Chief Financial Officer of Openwave Systems Inc., a software applications and infrastructure company. Prior to Openwave, Mr. Covert was Chief Financial Officer at Fortinet Inc. from December 2003 to September 2005, and Chief Financial Officer at Extreme Networks, Inc. from July 2001 to October 2003. Mr. Covert is a Director and Chairman of the Audit Committee at both JDS Uniphase Corporation and Thermage, Inc. Mr. Covert holds a B.S. in Business Administration from Lake Erie College and an M.B.A. from Cleveland State University and is also a Certified Public Accountant.

Patrick Gallagher has been a director since October 2007. Mr. Gallagher is currently Chairman of Macro4 Plc, a global software solutions provider listed on the London Stock Exchange and Chairman of Ubiquisys which has developed and supplies femtocells for the global 3G mobile wireless market. Mr. Gallagher is also Vice Chairman of Golden Telecom Inc., a provider of integrated communications services in Russia and the CIS. He was Executive Vice Chairman and served as Chief Executive Officer of FLAG Telecom Group, a global telecommunications company which owns and manages a subsea optical fiber network, from 2003 until 2006. From 1985 to 2002, Mr. Gallagher held senior management positions at BT Group, including as Group Director of Strategy & Development, President of BT Europe and a member of the BT Executive Committee. Mr. Gallagher holds a B.A. in Economics with honors from Warwick University.

E. Floyd Kvamme has been a director since 1990. Since 1984, Mr. Kvamme has been a General Partner and now serves as a Partner Emeritus of Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Kvamme is also a director of National Semiconductor Corporation and Power Integrations, Inc., as well as several private companies. Mr. Kvamme holds a B.S.E.E. from the University of California, Berkeley and an M.S.E. from Syracuse University.

William F. Reddersen has been a director since July 2002. Now retired, Mr. Reddersen spent 31 years at BellSouth Corp. and AT&T Inc. From 1998 to 2000, Mr. Reddersen was Executive Vice President of Corporate Strategy at BellSouth, and from 1991 to 1998, he was responsible for BellSouth’s broadband strategy and business market operations. Mr. Reddersen serves on the board of Otelco, Inc. and one private company. Mr. Reddersen holds a B.S. in Mathematics from the University of Maryland and an M.S. in Management from the Massachusetts Institute of Technology, where he was a Sloan fellow.

Lewis Solomon has been a director since January 2002. Mr. Solomon is Chairman and CEO of SCC Company, a consulting firm specializing in technology. Mr. Solomon also co-founded Broadband Services, Inc. (BSI), an outsource provider of supply chain management, network planning, and fulfillment services and was Chief Executive Officer from 1999 to 2004. From 1983 to 1988, he served as the Executive Vice President of Alan Patricof Associates, a global venture capital firm. Mr. Solomon also spent 14 years at General Instrument Corporation, ultimately as Senior Vice President and Assistant to the Chief Executive Officer. Mr. Solomon is a director of Anadigics Inc., and several private companies. Mr. Solomon holds a B.S. in Physics from St. Joseph’s College and a M.S. in Industrial Engineering from Temple University.

David R. Van Valkenburg has been a director since October 2001. Mr. Van Valkenburg currently serves as Chairman of Balfour Associates, Inc., a firm providing counsel to chief executive officers, boards of directors and private equity funds and Chairman and President of privately-held Zero Point Corporation, a computer network engineering company. From 1995 to 2000, he was Executive Vice President of MediaOne Group, Inc. While at MediaOne Group, Mr. Van Valkenburg was seconded to Telewest Communications, PLC (UK) where he served as Chief Executive Officer and Chief Operating Officer from 1997 to 1999. He has also held the position of President at both Multivision Cable TV Corporation and Cox Cable Communications Inc. Mr. Van Valkenburg serves on the boards of directors of several private companies. He holds a B.A. from Malone College, an M.S. from the University of Kansas, and an M.B.A. from Harvard University.

Board Meetings and Committees

The Board of Directors of the Company held a total of eleven meetings during the fiscal year ended December 31, 2007. No incumbent director attended fewer than 75% of the meetings of the Board of Directors or the committees upon which such director served during the period of his directorship in 2007.

The Board of Directors has determined that Messrs. Covert, Gallagher, Kvamme, Reddersen, Solomon and Van Valkenburg are independent and have no material relationship with the Company. The Board considered that two directors were on boards of directors that are suppliers to the Company and concluded that the nature of these relationships did not compromise the directors’ independence.

The Board of Directors has an Audit Committee, a Compensation and Equity Ownership Committee and a Corporate Governance and Nominating Committee. The charters for each of these committees are posted on our website at www.harmonicinc.com.

The Audit Committee currently consists of Messrs. Covert, Gallagher and Reddersen, each of whom is independent under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and under applicable NASDAQ Stock Market listing standards. The Audit Committee of the Board of Directors of Harmonic serves as the representative of the Board of Directors for general oversight of the quality and integrity of Harmonic’s financial accounting and reporting process, system of internal control over financial reporting, audit process, and process for monitoring the compliance with related laws and regulations. The Audit Committee engages the Company’s independent registered public accounting firm and approves the scope of both audit and non-audit services. The Audit Committee held eight meetings during 2007.

The Company’s Board of Directors has determined that Mr. Covert is an “audit committee financial expert” as defined by the current rules of the Securities and Exchange Commission. The Board of Directors believes that Mr. Covert’s experience as Chief Financial Officer of several companies publicly traded on U.S. stock exchanges qualifies him as an “audit committee financial expert” because he has acquired relevant expertise and experience from performing his duties as a Chief Financial Officer.

The Compensation and Equity Ownership Committee currently consists of Messrs. Van Valkenburg, Kvamme, and Solomon none of whom is an employee of the Company and each of whom is independent under applicable NASDAQ Stock Market listing standards. The Compensation and Equity Ownership Committee is responsible for approval of the Company’s compensation policies, compensation paid to executive officers, and administration of the Company’s equity ownership plans. The Compensation and Equity Ownership Committee held three meetings during 2007.

Matters within the scope of the Compensation and Equity Ownership Committee were also discussed in executive sessions at each board meeting. See “Meetings of Non-Employee Directors.”

The Corporate Governance and Nominating Committee serves as the representative of the Board of Directors for establishment and oversight of governance policy and the operation, composition and compensation of the Board of Directors. The Corporate Governance and Nominating Committee is composed of Messrs. Solomon, Kvamme, and Van Valkenburg, each of whom are independent under applicable NASDAQ Stock Market listing standards. The Corporate Governance and Nominating Committee held two meetings in 2007. Matters within the scope of the Corporate Governance and Nominating Committee were also discussed in executive sessions at each board meeting. See “Meetings of Non-Employee Directors.”

The Corporate Governance and Nominating Committee has proposed, and the Board of Directors has approved, the nomination of all eight current board members for re-election by annual stockholders at this Annual Meeting. No candidates have been proposed for nomination by stockholders at this Annual Meeting or at any previous annual meeting.

Identification and Evaluation of Candidates for Board Membership

Pursuant to the charter of the Corporate Governance and Nominating Committee, the Corporate Governance and Nominating Committee may utilize a variety of methods to identify and evaluate candidates for service on the Company’s Board of Directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current directors, management, professional search firms, stockholders or other persons. Any candidate presented would be evaluated at regular or special meetings of the Corporate Governance and Nominating Committee or at executive sessions at regular board meetings and may be considered at any point during the year. The Corporate Governance and Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate or reliance on the knowledge of the members of the Corporate Governance and Nominating Committee, the Board of Directors or management. For example, the Corporate Governance and Nominating Committee, has in the past, hired a consulting firm to assist it in identifying and screening potential candidates for election to the Board of Directors, in particular, to find candidates for the positions now held by Messrs. Covert and Gallagher. In evaluating a candidate, the Corporate Governance and Nominating Committee may consider a variety of criteria. These criteria include demonstrated relevant business and industry experience, particular expertise to act as a committee chair or member, the ability to devote the necessary time to Board of Directors and committee service, personal character and integrity, and sound business judgment. The Corporate Governance and Nominating Committee has not set either term limits or age limits for members of the Board of Directors, believing that the Company’s interests are best served by members of the Board of Directors with substantial experience and knowledge of the Company’s business and that age is generally not a barrier to effective performance as a member of the Board of Directors.

Nomination Proposals from Stockholders

The Corporate Governance and Nominating Committee will consider proposals from stockholders for Board of Directors nominees at the 2009 Annual Meeting of Stockholders, provided that such proposals are submitted, in a timely manner in accordance with the Company’s bylaws, as amended, in writing to the Corporate Secretary of the Company at Harmonic Inc., 549 Baltic Way, Sunnyvale, CA 94089, Attention: Corporate Secretary for inclusion in the Company’s Proxy Statement or consideration at the next annual meeting of stockholders. For stockholder nominations of persons for election to the Board of Directors of the Company at the 2009 Annual Stockholder Meeting, timely written notice of such nomination must be delivered to the Corporate Secretary of the Company one hundred twenty days (120 days) prior to the anniversary of the mailing of this Proxy Statement (i.e., December 12, 2008), which notice must contain (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person, (D) a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected) and (ii) as to such stockholder proposing a nominee for election to the Board of Directors of the Company, the information set forth in “Stockholder Proposal Procedures and Deadlines” for a stockholder notice of business to be brought before an annual meeting. In evaluating director candidates proposed by stockholders, the Corporate Governance and Nominating Committee will use the same criteria as it uses to evaluate all prospective members of the Board of Directors.

Meetings of Non-Employee Directors

At each board meeting, the non-employee directors meet in executive session without any management directors or employees present. The Chairman of the Corporate Governance and Nominating Committee, Mr. Solomon, has the responsibility of presiding over periodic executive sessions of the Board of Directors in which management directors and other members of management do not participate. Last year, the non-employee directors discussed corporate strategy, management and Board succession planning, and board policies, processes and practices in executive session.

Compensation of Directors

We use a combination of cash and equity-based incentive compensation. Directors who are employees of Harmonic do not receive additional compensation for their service as Directors.

Cash Compensation. Each non-employee director is paid an annual retainer of $20,000, plus $2,000 per board meeting attended and $1,000 per board committee meeting attended. Fees of $1,000 and $500, respectively, are paid for telephonic Board of Directors and committee meetings. In addition, the Chair of the Audit Committee receives an annual retainer of $7,500 and the Chairs of the Compensation and Equity Ownership Committee and the Corporate Governance and Nominating Committee each are paid a retainer of $4,000 per annum (but only one retainer will be paid if held by the same person). Maximum total cash compensation per director is capped at $35,000 per annum, excluding remuneration to directors for service on committees.

Equity Compensation. The 2002 Director Option Plan currently provides for grants of options to be made in two ways:

1.	Each non-employee director is automatically granted an option to purchase 30,000 shares of Harmonic’s common stock on the date on which such person first becomes a non-employee director, whether through election by our stockholders or by our Board of Directors to fill a vacancy, provided, however, that an employee director who ceases to be an employee director but who remains a director will not receive an option upon such occurrence; and

2.	Each non-employee director is automatically granted an option to purchase 10,000 shares on the date of our annual stockholders meeting each year if on such dates he or she shall have served on our Board of Directors for at least the preceding six (6) months.

Director and Former Chief Executive Officer

In connection with Mr. Ley’s retirement from his position as President and Chief Executive Officer in May 2006, the Compensation Committee approved the terms of an agreement designed to reflect Mr. Ley’s 18 years of service to

Harmonic as CEO, the Company’s need to have his services available in the future on a consulting basis, and the Company’s lack of retirement benefits. The Company and Mr. Ley entered into a Transition Agreement providing that:

−	Assuming his continued election to be a member of the Company’s Board of Directors, Mr. Ley would serve as Chairman until the Company’s 2007 annual meeting of stockholders or such other time as is determined by the Board of Directors;

−	On July 1, 2006 (the “Transition Date”), Mr. Ley would become a consultant to, and would cease to be an employee of, the Company; and

−	Mr. Ley would provide consulting services to the Company from July 1, 2006 until June 30, 2008.

The Transition Agreement also provided that Mr. Ley would be entitled to receive, (a) his then-current base salary at an annual rate of $500,000 per year until June 30, 2006, (b) payment under the Company’s 2006 Bonus Plan (the “Plan”) based upon the achievement of the targets in the Plan at the time that payments were made to the Company’s other executive officers, pro-rated to reflect Mr. Ley’s employment through June 30, 2006, and (c) health benefits for the lesser of i) 36 months or ii) such time as Mr. Ley ceased to be a consultant.

On the Transition Date, Mr. Ley became a consultant to the Company, and became entitled to receive, among other things, compensation at a rate of $225,000 per annum, and was granted an option to acquire 100,000 shares of the Company’s common stock (the “Option”), vesting ratably each month over 12 months.

Mr. Ley is also entitled to expenses not to exceed $25,000 per annum as long as he remained a consultant and certain health benefits. The Transition Agreement also contained non-compete and non-solicitation undertakings and a release of claims by Mr. Ley.

Proposed Changes to Director Equity Compensation

If Proposal Three is approved by our stockholders, the Board will have the flexibility under our re-named 2002 Director Stock Plan to set the terms and conditions of initial and annual equity grants to our non-employee directors. This includes the ability to grant stock options, restricted stock units or a combination thereof. Moreover, the Board will have the ability to make discretionary grants of stock options or restricted stock units to our non-employee directors. However, in no event may a stock option with more than a seven-year term be granted. Also, any stock options granted under the Plan must have an exercise price equal to at least 100% of the underlying shares on the grant date.

2007 Compensation of Directors

	Fees Earned	Option
	or Paid in	Awards	All Other
Name	Cash ($)	($)(3)(4)(5)(6)	Compensation	Total ($)
Anthony J. Ley(1)	339,200	621,548	3,998	964,746
Patrick J. Harshman(2)	—	—	—	—
Harold Covert	23,750	23,380	—	47,130
Patrick Gallagher	9,000	14,100	—	23,100
E. Floyd Kvamme	44,750	35,786	—	80,536
William F. Reddersen	42,000	35,786	—	77,786
Lewis Solomon	41,500	35,786	—	77,286
Michel L. Vaillaud(7)	19,000	11,923	—	30,923
David R. Van Valkenburg	44,000	35,786	—	79,786

1.	In 2007, pursuant to the Transition Agreement, Mr. Ley earned $225,000 in consulting fees, was paid $114,200 in pro-rated bonus pursuant to the 2006 Bonus Plan, and was reimbursed for health insurance costs of $3,998.

2.	Compensation earned in 2007 by Mr. Harshman for his service as CEO is shown in the Summary Compensation table. Mr. Harshman receives no compensation for his service as a director.

3.	The amounts in this column represent amounts recognized for financial statement reporting purposes in 2007 in accordance with SFAS 123(R) and do not reflect actual amounts paid to or received by any director. These amounts are the accounting cost of options granted in 2006 and 2007. See Note 12 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for a discussion of the assumptions made in our valuation of equity awards.

4.	Automatic option grants under our 2002 Director Plan were made on June 13, 2007 to each of the following directors: E. Floyd Kvamme, William F. Reddersen, Lewis Solomon, and David Van Valkenburg. Each grant was for 10,000 shares at an exercise price of $8.17 with vesting over one year.

5.	Automatic option grants under our 2002 Director Plan were made on June 25, 2007 and September 28, 2007 to Messrs. Covert and Gallagher, respectively. Each grant was for 30,000 shares at exercise prices of $8.48 and $10.61, respectively with vesting over three years.

6.	The following table provides the number of shares of Common Stock subject to outstanding options held at December 31, 2007.

7.	Mr. Vaillaud retired in June 2007.

Outstanding Equity Awards at December 31, 2007

Name	Number of Shares
Anthony J. Ley	800,000
Patrick J. Harshman	703,000
Harold Covert	30,000
Patrick Gallagher	30,000
E. Floyd Kvamme	80,000
William F. Reddersen	80,000
Lewis Solomon	84,000
David R. Van Valkenburg	84,000

1.	All options awarded to Mr. Ley were for services as CEO or consultant. Mr. Ley did not receive option grants for service as a director.

2.	All options awarded to Mr. Harshman were for services as an employee. Mr. Harshman did not receive option grants for service as a director.

Communication with the Board of Directors

The Board of Directors believes that management should be the primary means of communication between the Company and all of its constituencies, including stockholders, customers, suppliers and employees. However, stockholders may communicate with individual members of the Board of Directors, committees of the Board of Directors, or the full Board of Directors by addressing correspondence to a board member’s attention at 549 Baltic Way, Sunnyvale, CA, 94089.

Attendance of the Board of Directors at Annual Meetings

All members of the Board of Directors attended the 2007 Annual Meeting of Stockholders. The Board of Directors has a policy encouraging Board of Directors members to attend annual stockholder meetings and anticipates that certain board members will be present at the May 15, 2008 annual meeting.

Vote Required and Recommendation

The eight nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum but are not counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum, but, under Delaware law and assuming that a quorum is obtained, a broker non-vote will not affect the outcome of the vote relating to election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE.

PROPOSAL TWO

AMENDMENT TO THE 1995 STOCK PLAN

The Company’s stockholders are being asked to approve amendments to the Company’s 1995 Stock Plan (the “1995 Plan”) which will:

−	increase the number of shares of common stock reserved for issuance by 7,500,000 shares,

−	approve the material terms of the 1995 Plan and the performance goals thereunder for Internal Revenue Code Section 162(m) purposes,

−	extend the 1995 Plan’s term to March 1, 2018, and

−	amend the 1995 Plan’s share counting provisions.

Proposed Amendments

As of March 17, 2008, options to purchase an aggregate of 6,442,498 shares of the Company’s common stock were outstanding under the 1995 Plan, with a weighted average exercise price of $9.05 per share, and 2,654,014 shares have been issued upon exercise of stock options granted under the 1995 Plan. In 2004, shareholders approved the use of up to 1,800,000 forfeitures in the 1995 Plan from the 1999 Non-Statutory Option Plan. As of March 17, 2008, only 388,617 shares were available for future grant under the 1995 Plan plus 1,497,982 from 1999 Plan forfeitures and 302,018 potential from additional forfeitures from the 1999 Plan (excluding the 7,500,000 shares subject to approval at the Annual Meeting). The Company intends to make annual option awards to current employees during its open trading window period in May 2008 and the planned grant of these awards would not be possible unless this amendment is approved by shareholders. Prior to the planned awards in May 2008, options to purchase a total of 8,836,688 shares were outstanding under our stock option plans as follows:

C-Cube Microsystems 1994 Stock Option Plan (the “1994 Plan”)	322,735
C-Cube Microsystems SSOP Stock Option Plan (the “SSOP Plan”)	9,651
1995 Stock Plan	6,442,498
1999 Non-Statutory Stock Plan (the “1999 Plan”)	2,061,804

The 1994 Plan and the SSOP Plan were assumed in connection with the Company’s acquisition of the DiviCom business of C-Cube Microsystems Inc. in May 2000. Awards of options from the 1999 Plan were discontinued in 2004 and shares remaining as available for grant were transferred to the 1995 Plan. No further shares are available for grant under any of the above plans except for the 1995 Plan.

The 1995 Plan currently permits us to grant a broad range of equity awards to eligible employees and consultants of the Company. We established the 1995 Plan in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct and growth of the Company’s business. The Company believes that the 1995 Plan is an essential tool to link the long-term interests of stockholders and employees and serves to motivate executives to make decisions that will, in the long run, give the best returns to stockholders. The Company has, therefore, consistently included equity incentives as a significant component of compensation for a broad range of the Company’s employees. In addition, the Company believes this practice is critical to the Company’s ability to attract and retain employees in a highly competitive market for managerial and technical talent. The Company’s geographic location in Silicon Valley exposes it to particularly intense competition in the labor market from both private and public companies. Equity incentives are offered by most companies with which the Company competes for employees, and the Company believes it is essential to provide stock options to both new and existing employees.

In April 2008, our Board of Directors approved amending the 1995 Plan to increase the number of shares reserved for issuance thereunder by 7,500,000 shares to a total of 15,800,000 shares, subject to stockholder approval.

The proposed change in the 1995 Plan share counting provisions provides that each award with an exercise price below 100% of the fair market value on the grant date (or no exercise price) will debit the 1995 Plan reserve two shares for every unit or share granted. Conversely, any forfeitures of these awards due to their not vesting will result in a credit to the 1995 Plan reserve of two shares for every unit or share forfeited.

Our Board of Directors also approved, subject to obtaining stockholder approval, extending the term of the 1995 Plan to March 1, 2018. Our Board of Directors also approved seeking stockholder approval of the material terms of the 1995 Plan, including the performance goals in the 1995 Plan, for purposes of preserving corporate tax deductions under Internal Revenue Code Section 162(m).

The Company’s Named Executive Officers have an interest in this proposal as they may receive awards under the 1995 Plan.

Summary of the 1995 Plan

The following is a summary of the principal features of the 1995 Plan, as proposed to be amended, and its operation. This summary is qualified in its entirety by reference to the 1995 Plan, as set forth in Exhibit 1.

Purposes

The purposes of the 1995 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, and to promote the success of the Company’s business.

Term

The 1995 Plan will expire on March 1, 2018.

Types of Awards

The 1995 Plan provides for the grant of options to purchase shares of our common stock, stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), performance shares (“Performance Shares”), performance units (“Performance Units”) and deferred stock units (“Deferred Stock Units”) to employees and consultants of Harmonic. As of March 17, 2008, there were approximately 669 employees (including officers) eligible to participate in the 1995 Plan. Options granted under the 1995 Plan may either be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options.

Administration

The 1995 Plan may be administered by our Board of Directors or its Compensation and Equity Ownership Committee (the “Committee”). Subject to the other provisions of the 1995 Plan, the administrator has the authority to: (i) interpret the 1995 Plan and apply its provisions; (ii) prescribe, amend or rescind rules and regulations relating to the 1995 Plan; (iii) select the persons to whom awards are to be granted; (iv) subject to individual fiscal year limits applicable to each type of award, determine the number of shares to be made subject to each award; (v) determine whether and to what extent awards are to be granted; (vi) prescribe the terms and conditions of each award (including the provisions of the award agreement to be entered into between the Company and the grantee); (vii) amend any outstanding award subject to applicable legal restrictions; except for the reduction of the exercise price of an option or SAR (unless stockholder approval is obtained); (viii) authorize any person to execute, on behalf of the Company, any instrument required to effect the grant of an award; and (ix) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 1995 Plan. All decisions, interpretations and other actions of the committee shall be final and binding on all holders of options or rights and on all persons deriving their rights therefrom.

Eligibility

The 1995 Plan provides that awards may be granted to the Company’s employees and independent consultants. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a “10% Stockholder”) is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the common stock on the date of grant.

Limitations

Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with options and SARs granted to such persons, the 1995 Plan provides that no employee may be granted, in any fiscal year of the Company, options and SARs that relate to more than 600,000 shares of common stock.

We have designed the 1995 Plan so that it permits us to also issue other awards that qualify as performance-based under Section 162(m) of the Code. Thus, the Committee may make performance goals applicable to a participant with respect to an award. At the Committee’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, earnings per share, net income, operating cash flow, operating income, return on assets, return on equity, return on sales and total shareholder return. Except for cash position and total shareholder return, these performance goals may apply to either Harmonic or to one of our business units. These performance milestones may be established in accordance with U.S. generally accepted accounting principles (“GAAP”), or may exclude items otherwise includible under GAAP, as specified by our Committee.

Terms and Conditions of Options

Each option granted under the 1995 Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to other terms and conditions, as set forth below.

Exercise Price; No Repricing. Our Board of Directors or the Committee determines the exercise price of options at the time the options are granted. However, the exercise price of any stock option must not be less than 100% of the fair market value of the common stock on the grant date. In addition, no option granted under the 1995 Plan may be repriced, without stockholder approval, including by means of an exchange for another award.

Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, other shares of common stock of the Company owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver the exercise price to the Company from sale proceeds, or by a combination thereof.

Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the 1995 Plan be exercised more than 7 years after the date of grant (ten years in the case of options granted prior to February 27, 2006). Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant. To date, most options granted under the 1995 Plan have vested 25% on the first anniversary from the date of grant and 1/48 per month thereafter.

Termination of Employment. If an optionee’s employment terminates for any reason (other than death or permanent disability), then all options held by such optionee under the 1995 Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement, or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

Permanent Disability. If an employee is unable to continue employment with the Company as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the 1995 Plan shall expire upon the earlier of (i) 12 months after the date of termination of the optionee’s employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

Death. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) 12 months after the optionee’s death or (ii) the expiration date of the option. The executors or other legal representative or the optionee may exercise all or part of the optionee’s option at any time before such expiration to the extent that such option was exercisable at the time of death.

Termination of Options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any stock option shall not exceed 7 years from the date of grant (ten years in the case of options granted prior to February 27, 2006). No options may be exercised by any person after the expiration of its term.

Limitations. If the aggregate fair market value of all shares of common stock subject to an optionee’s incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

Other Provisions. The stock option agreement may contain such terms, provisions and conditions that are inconsistent with the 1995 Plan as may be determined by the board of directors or the committee.

Terms and Conditions of Other Awards

Exercise Price and Other Terms of Stock Appreciation Rights; No Repricing. The committee, subject to the provisions of the 1995 Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the 1995 Plan. However, no SAR may be repriced, including by means of an exchange for another award, without stockholder approval.

Payment of Stock Appreciation Right Amount. Upon exercise of a SAR, the holder of the SAR shall be entitled to receive payment from us in an amount determined by multiplying (X) the difference between the fair market value of a share on the date of exercise over the exercise price; times (Y) the number of shares with respect to which the SAR is exercised.

Payment upon Exercise of Stock Appreciation Right. At the discretion of the committee, and as specified in the agreement evidencing the SAR, payment to the holder of a SAR may be in cash, shares of our common stock or a combination thereof. In the event that payment to the holder of a SAR is settled in cash, the shares available for issuance under the 1995 Plan shall not be diminished as a result of the settlement.

Stock Appreciation Right Agreement. Each SAR grant shall be evidenced by an agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the committee, in its sole discretion, shall determine.

Expiration of SARs. SARs granted under the 1995 Plan expire as determined by the committee, but in no event later than seven (7) years from date of grant. No SAR may be exercised by any person after its expiration.

Grant of Restricted Stock. Subject to the terms and conditions of the 1995 Plan, Restricted Stock may be granted to our employees and consultants, at any time and from time to time as shall be determined by the committee, in its sole discretion. Restricted Stock shall be issued in the form of units to acquire shares of common stock. The committee shall have complete discretion to determine (i) the number of shares subject to a Restricted Stock award granted to any participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock. However, no participant shall be granted a Restricted Stock award covering more than 200,000 shares in any of Harmonic’s fiscal years. Until the shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the underlying shares.

Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the committee, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than seven (7) years following the date of grant.

Grant of Performance Shares. Subject to the terms and conditions of the 1995 Plan, Performance Shares may be granted to Service Providers at any time and from time to time as shall be determined by the committee, in its sole discretion. The committee shall have complete discretion to determine (i) the number of shares of our common stock subject to a Performance Share award granted to any Service Provider, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. However, no participant shall be granted a Performance Share award covering more than 200,000 shares in any of Harmonic’s fiscal years.

Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the committee, in its sole discretion, shall determine.

Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the fair market value of the underlying shares of our common stock, determined as of the vesting date. The shares available for issuance under the 1995 Plan shall not be diminished as a result of the settlement of a Performance Unit.

Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the committee, in its sole discretion, shall determine. However, no participant shall be granted a Performance Unit award covering more than one million dollars in any of Harmonic’s fiscal years, except that a newly hired participant may receive a Performance Unit award covering up to two million dollars.

Deferred Stock Units. Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the committee, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the committee. Deferred Stock Units are subject to the individual annual limits that apply to each type of award.

Non-Transferability of Awards

Unless determined otherwise by the committee, an award granted under the 1995 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the committee makes an award granted under the 1995 Plan transferable, such award shall contain such additional terms and conditions as the committee deems appropriate. In no event may an award be transferred to any third party for value, unless separately approved by our stockholders in advance. In the event that the Company is acquired in any merger, consolidation, acquisition of assets or like occurrence, each outstanding award granted under the 1995 Plan shall be assumed or an equivalent right substituted by a successor corporation. If such awards granted under the 1995 Plan are not assumed, they become fully vested prior to the closing of such merger or consolidation.

Adjustment Upon Changes in Capitalization, Corporate Transactions

In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 1995 Plan, the individual fiscal year limits applicable to restricted stock, performance share awards, SARS and options, the number and class of shares of stock subject to any award outstanding under the 1995 Plan, and the exercise price of any such outstanding option or SAR or other award. Any such adjustment shall be made upon approval of the Compensation and Equity Ownership Committee of the board of directors whose determination shall be conclusive. In the event that we are acquired in any merger, consolidation, acquisition of assets or like occurrence, each outstanding award granted under the 1995 Plan shall be assumed or an equivalent right substituted by a successor corporation. If such awards granted under the 1995 Plan are not assumed, they become fully vested prior to the closing of such merger or consolidation.

Amendment, Suspensions and Termination of the 1995 Plan

The board of directors may amend, suspend or terminate the 1995 Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (“Rule 16b-3”) or Section 422 of the Code, or any similar rule or statute. If Proposal Two is approved then the 1995 Plan will extend to March 1, 2018.

Federal Tax Information

Options. Options granted under the 1995 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory options.

An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of the Company. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time the optionee is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company, does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares of our common stock would be capital gain or loss.

Restricted Stock, Performance Units and Performance Shares. A participant will not have taxable income upon grant. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares of our vested common stock.

Tax Effect for Us. We generally will be entitled to a tax deduction in connection with an award under the 1995 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards. These conditions include stockholder approval of the 1995 Plan and performance goals under the 1995 Plan, setting individual annual limits on each type of award, and certain other requirements. The 1995 Plan has been designed to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

Stock Issuances

The Company is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the 1995 Plan. The table that follows shows as to each of the Company’s executive officers named in the Summary Compensation Table of the Executive Compensation and Additional Information section of this Proxy Statement and the various indicated groups, the options granted to purchase common stock under the 1995 Plan and other employee option plans during 2007 together with the weighted average purchase price paid per share.

	Option Plan Benefits
		Weighted Average
	Securities Underlying	Exercise Price Per Share
Name	Awards Granted Shares	($/sh)
Patrick J. Harshman	200,000	$8.20
Robin N. Dickson	70,000	8.20
Nimrod Ben-Natan	70,000	8.20
Charles Bonasera	45,000	8.20
Neven Haltmayer	70,000	8.20
All executive officers as a group (5 persons)	455,000	8.20
All employees, including current officers who are not executive officers, as a group (633 persons)	1,959,000	8.67

For the full text of the 1995 Plan, please see Exhibit 1.

Vote Required and Recommendation

The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the 1995 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE AMENDMENT TO THE COMPANY’S 1995 PLAN TO (I) INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 1995 PLAN BY 7,500,000 SHARES (II) APPROVE THE MATERIAL TERMS OF THE 1995 PLAN AND THE PERFORMANCE GOALS THEREUNDER FOR INTERNAL REVENUE CODE SECTION 162(M) PURPOSES, (III) EXTEND THE 1995 PLAN’S TERM TO MARCH 1, 2018, AND (IV) AMEND THE 1995 PLAN’S SHARE COUNTING PROVISIONS.

PROPOSAL THREE

AMENDMENTS TO THE 2002 DIRECTOR OPTION PLAN

The Company’s stockholders are being asked to approve amendments to our 2002 Director Option Plan (the “2002 Plan”) to:

−	add the ability to grant restricted stock units;

−	provide more flexibility in setting the amount and mix of automatic awards under the 2002 Plan;

−	provide the ability to make discretionary grants;

−	increase the number of shares of common stock reserved for issuance by 100,000 shares;

−	amend the 2002 Plan’s share counting provisions;

−	extend the 2002 Plan’s term to May 14, 2018; and

−	rename the 2002 Plan to the “2002 Director Stock Plan.”

The 2002 Plan was initially adopted by our Board of Directors on March 2002 and was approved by our stockholders in May 2002. As of March 17, 2008, 250,834 shares remain available to become subject to options and sold under the Plan. The 2002 Plan is currently scheduled to expire in 2012.

Proposed Amendments

Due to changes in the financial accounting rules relating to equity compensation, full-value awards such as restricted stock units are increasingly part of the equity compensation package for non-employee directors in the technology industry. Moreover, the Company wishes to provide the Board of Directors with flexibility in structuring ongoing equity awards so that the Company can adapt rapidly and effectively to changes in the marketplace. Accordingly, our Board of Directors has approved, subject to obtaining stockholder approval, 2002 Plan amendments permitting the grant of restricted stock units and also providing that the general mix and terms and conditions of initial and annual automatic grants to our non-employee directors can be set by our Board of Directors. For the same reasons, the Board of Directors also approved an amendment permitting discretionary grants under the 2002 Plan.

The proposed change in the 2002 Plan share counting provisions provides that each award of restricted stock units will debit the 2002 Plan reserve two shares for every unit granted. Conversely, any forfeitures of unvested restricted stock units will result in a credit to the 2002 Plan reserve of two shares for every unit forfeited.

We are also seeking stockholder approval to extend the term of the 2002 Plan to May 14, 2018, to rename the 2002 Plan the “2002 Director Stock Plan” and to increase the number of shares issuable under the 2002 Plan by 100,000 shares.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at our 2008 Annual Stockholders’ Meeting.

Our Company’s non-employee directors have an interest in this proposal as they may receive options or restricted stock units under the terms of the 2002 Plan.

Summary of the 2002 Plan

The following is a summary of the principal features of the 2002 Plan, as proposed to be amended, and its operation. This summary is qualified in its entirety by reference to the 2002 Plan as set forth in Exhibit 2.

Purposes

The purposes of the 2002 Plan are to attract and retain the best available personnel for service as non-employee directors of our Company, and to encourage their continued service on the Board of Directors.

Term of Plan

The Plan will expire on May 14, 2018.

Eligibility

Only non-employee directors are eligible to receive awards under the 2002 Plan. Currently, our Board of Directors consists of eight (8) directors of whom six (6) are non-employee directors. Mr. Harshman, our current President and Chief Executive Officer, is not eligible to receive awards under the 2002 Plan. While Mr. Ley, our former President and Chief Executive Officer, is eligible to receive awards under the 2002 Plan, the Board of Directors does not currently intend to provide Mr. Ley with either discretionary or annual automatic grants under the 2002 Plan during the term of his Transition Agreement.

Shares Subject to the Plan

The maximum aggregate number of shares which may be optioned and sold under the 2002 Plan is 700,000 shares. If this proposal is approved by our stockholders, an additional 100,000 shares will become available to be awarded under the 2002 Plan. The shares may be authorized, but unissued, or reacquired common stock.

Share Counting Provisions

Each award of restricted stock units will debit the 2002 Plan reserve two shares for every unit granted. Conversely, any forfeitures of unvested restricted stock units will result in a credit to the 2002 Plan reserve of two shares for every unit forfeited.

No Repricing

No option granted under the 2002 Plan may be repriced without stockholder approval, including by means of an exchange for another award.

Administration

The 2002 Plan provides for grants of awards to be made in three ways:

1.	Automatic Initial Grant. Except as otherwise determined by our Board of Directors, each non-employee director is automatically granted a stock option or restricted stock units (or combination of options and restricted stock units) on the date upon which he or she first becomes a non-employee director, whether through election by our stockholders or appointment by our Board of Directors to fill a vacancy. An employee director who ceases to be an employee director but who remains a director will not receive this initial award.

2.	Automatic Annual Grant. Except as otherwise determined by our Board of Directors, each non-employee director is automatically granted a stock option or restricted stock unit (or combination of options and restricted stock units) on the date of our annual stockholders meeting each year if on such dates he or she shall have served on our Board of Directors for at least the preceding six (6) months.

3.	Discretionary Grants. The Board of Directors may make discretionary grants of stock options or restricted stock units (or a combination of options and restricted stock units) to any non-employee director.

Terms of Awards

Each award of stock options is evidenced by written option agreements between us and the relevant non-employee director in such form, and subject to such terms and conditions, including vesting provisions, as the Board shall approve. Options are subject to the following terms and conditions:

1.	Option Term. The term of options may not exceed seven (7) years.

2.	Exercise Price. The exercise price per share may not be less than 100% of the fair market value per share of our common stock on the grant date.

3.	Termination of Continuous Status as Director. If a non-employee director’s status as a director terminates, all of their vested options expire upon the earlier of the options’ original maximum term or three (3) years following such termination of employment.

4.	Nontransferability of Options. Options granted under the 2002 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised, during the non-employee director’s lifetime, only by the non-employee director.

Terms of 2008 Awards

If this Proposal Three is approved by our stockholders, then on May 15, 2008, our incumbent non-employee directors, with the exception of Mr. Ley, our former President and Chief Executive Officer, will receive equity awards on such date. The amounts of these awards have not yet been determined.

Adjustments upon Changes in Capitalization, Dissolution, Merger or Change-in-Control

In the event of a stock split, reverse stock split, stock dividend, or any combination or reclassification of our common stock, or other similar change in our capital structure effected without receipt of consideration by us, proportionate adjustments will be made to the number of shares covered by each outstanding award, the number of shares authorized for issuance that remain available to be granted under the 2002 Plan, and the exercise price of each outstanding stock option. For this purpose, any conversion of convertible securities is not considered effected without our receiving consideration.

In the event of a proposed dissolution or liquidation of our Company, any unexercised options and unvested restricted stock units will terminate prior to the consummation of such proposed action.

If a successor corporation assumes or substitutes the options under the 2002 Plan as a result of a merger of our Company with or into another corporation or a Change-in-Control of our Company, such options will remain exercisable in accordance with the 2002 Plan. In the event of a Change-in-Control, all options and restricted stock units held by non-employee directors immediately become fully vested.

Amendment and Termination of the 2002 Plan

The Board may at any time amend, alter, suspend, or discontinue the 2002 Plan to the extent such actions do not impair the rights of any recipient of awards under the 2002 Plan, unless he or she consents. To the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, our Company must obtain stockholder approval of any 2002 Plan amendment in the manner or to the degree required.

Certain Federal Income Tax Information

Stock Options. Options granted under the 2002 Plan are nonstatutory options and do not qualify as incentive stock options under Section 422 of the Internal Revenue Code (the “Code”). An optionee will not recognize any taxable income at the time of grant of a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares on the date of exercise over the exercise price. Because the optionee is a director and therefore subject to Section 16 of the Exchange Act, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election under Section 83(b) of the Code. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. We will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option.

Restricted Stock Units. A participant will not have taxable income upon grant of a restricted stock unit. Instead, he or she will recognize ordinary income at the time of settlement equal to the fair market value of the delivered shares. We will be entitled to a tax deduction in the amount and at the time that the non-employee director recognizes ordinary income with respect to shares acquired upon settlement of a restricted stock unit.

The foregoing summary of the federal income tax consequences of the 2002 Plan transactions is based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be complete, and does not describe foreign, state, or local tax consequences.

The following table summarizes the approximate dollar value and number of option shares granted under the 2002 Plan in 2007 to (i) each director who is not an executive officer and (ii) all directors who are not executive officers as a group. Only directors who are not also executive officers are eligible to receive options under the 2002 Plan.

	2002 Director Option Plan(1)
		Number of
		Option Shares
Name	Dollar Value(2)	Granted

Anthony J. Ley	$—	—
Harold Covert	60,000	30,000
Patrick Gallagher	0	30,000
E. Floyd Kvamme	23,100	10,000
William F. Reddersen	23,100	10,000
Lewis Solomon	23,100	10,000
David R. Van Valkenburg	23,100	10,000
Non-Executive Officer Director Group (7 persons)	$152,400	100,000

1.	Future benefits under the 2002 Plan are not determinable because the value of options and restricted stock units depends on the market price of our common stock on the date of grant.

2.	Indicates the difference between the exercise price at which shares were granted under the 2002 Plan and $10.48, the closing price of our common stock on December 31, 2007.

Vote Required and Recommendation

The affirmative vote of a majority of the Votes Cast will be required to approve the amendments to the 2002 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF (I) ADD THE ABILITY TO GRANT RESTRICTED STOCK UNITS, (II) PROVIDE MORE FLEXIBILITY IN SETTING THE AMOUNT AND MIX OF AUTOMATIC AWARDS UNDER THE 2002 PLAN, (III) PROVIDE THE ABILITY TO MAKE DISCRETIONARY GRANTS, (IV) INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 100,000 SHARES, (V) AMEND THE 2002 PLAN’S SHARE COUNTING PROVISIONS, (VI) EXTEND THE 2002 PLAN’S TERM TO MAY 14, 2018, AND (VII) RENAME THE PLAN TO THE “2002 DIRECTOR STOCK PLAN.”

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2008. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 1989 and has provided certain tax and other audit-related services. PricewaterhouseCoopers LLP has rotated Harmonic’s audit partners in compliance with current SEC regulations.

Stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP, since the Audit Committee of the Board of Directors has the responsibility for selecting an independent registered public accounting firm. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event of a negative vote on the ratification of PricewaterhouseCoopers LLP, the Audit Committee of the Board of Directors may reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2007 and 2006 were:

Name	2007	2006

Audit	$2,481	$1,868
Audit-Related	126	34
Tax Fees	58	190
All Other	—	2
Total	$2,665	$2,094

The audit fees for the years ended December 31, 2007 and 2006 were for professional services rendered for the audits of the consolidated financial statements of the Company and statutory and subsidiary audits, issuance of comfort letters, consents, and assistance with the review of documents, including registration statements, filed with the SEC.

Audit-Related Fees

The audit related fees for the years ended December 31, 2007 and 2006 were for the audit of an acquired company, due diligence assignments and consultations concerning financial accounting and reporting standards.

Tax Fees

The tax compliance fees for the years ended December 31, 2007 and 2006 were for services related to tax due diligence assignments, the preparation of tax returns, discussions with tax authorities, claims for tax refunds, the establishment of foreign entities and for tax planning and tax advice, including consulting services related to indirect taxes and assistance with tax audits and appeals.

All Other Fees

All other fees for the years ended December 31, 2007 and 2006 were for tax seminars and license fees for various technical accounting reference software, respectively.

Consistent with its charter, our Audit Committee pre-approves all audit and non-audit services and did so in 2007. Pre-approval authority may be delegated to the Chairman of the Audit Committee.

The Audit Committee has considered whether the services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and has concluded that the independence of PricewaterhouseCoopers LLP is maintained and is not compromised by the non-audit services provided.

The Audit Committee has engaged PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Report of the Audit Committee of the Board of Directors

In accordance with a written charter adopted by Harmonic’s Board of Directors posted on the Company’s website at www.harmonicinc.com, the Audit Committee of the Board of Directors of Harmonic serves as the representative of the Board of Directors for general oversight of the quality and integrity of Harmonic’s financial accounting and reporting process, system of internal control over financial reporting, audit process, and process for monitoring compliance with related laws and regulations. The Audit Committee engages the Company’s independent registered public accounting firm and approves the scope of both audit and non-audit services. Harmonic’s management has primary responsibility for preparing financial statements and the financial reporting process.

Harmonic’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of Harmonic’s audited financial statements to generally accepted accounting principles.

The Audit Committee of the Board of Directors has:

1.	Reviewed and discussed the audited consolidated financial statements and certifications thereof with Company management and the independent registered public accounting firm, and management has represented to the Audit Committee that Harmonic’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States;

2.	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Accounting Standards 61 (Communications with Audit Committees) and 100 (Interim Financial Information), as amended, including the quality and acceptability of Harmonic’s financial reporting process and controls; and

3.	Reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with PricewaterhouseCoopers LLP its independence and also considered whether the provision of the non-audit services described below was compatible with maintaining their independence.

The Audit Committee meets regularly with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of Harmonic’s management which has primary responsibility for preparing financial statements and the financial reporting process and the independent registered public accounting firm, which, in their report, express an opinion on the conformity of Harmonic’s annual consolidated financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements of Harmonic for the three years ended December 31, 2007 be included for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Audit Committee

Harold Covert

Patrick Gallagher

William Reddersen

EXECUTIVE COMPENSATION AND ADDITIONAL INFORMATION

Compensation Discussion and Analysis

Role of the Compensation and Equity Ownership Committee

The Compensation and Equity Ownership Committee (“Compensation Committee”) of our Board of Directors is responsible for approval of the Company’s executive compensation policies, compensation paid to executive officers, and administration of the Company’s equity ownership plans. The Compensation Committee currently consists of Messrs. Van Valkenburg, Kvamme, and Solomon none of whom is an employee of the Company, and each of whom is independent under applicable NASDAQ listing standards and for the purposes of Code section 162 (m) and Section 16 of the Securities and Exchange Act of 1934, as amended. The charter of the Compensation Committee was adopted by our Board and is posted on Harmonic’s website at www.harmonicinc.com.

The Compensation Committee has retained the services of Meyercord Associates (“Meyercord”), an independent compensation consulting firm, to assist the Committee in the evaluation of appropriate cash and equity compensation for executive management. Meyercord makes recommendations on the design and implementation of compensation plans, reviews data and recommendations provided by management and also reviews specific compensation proposals for each Named Executive Officer (“NEO”). Meyercord attends all or part of certain Compensation Committee meetings, as requested by the Compensation Committee.

Role of Management

Our CEO, assisted by our Vice President of Human Resources, works with the Compensation Committee to establish meeting agendas. Our CEO makes recommendations to the Compensation Committee with respect to the compensation of other members of executive management and the design and implementation of incentive compensation programs for NEOs and all other employees. These recommendations are developed with the assistance of Top Five Data Services (“Top Five”), an independent consultant whom management has engaged for many years. The Compensation Committee considers the recommendations of management but is not bound by such recommendations. The CEO does not make recommendations to the Compensation Committee with respect to his own compensation and is not present at the meeting when his compensation is discussed or when the Compensation Committee elects to meet in executive session.

Compensation Philosophy and Programs

The Company’s executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for our executive compensation program:

−	provide a competitive total compensation package to attract, retain and motivate executives who must operate in a demanding and rapidly changing business environment;

−	relate total compensation for each executive to overall company performance as well as individual performance;

−	reflect competitive market requirements and strategic business needs in determining the appropriate mix of cash and non-cash and short-term and long-term compensation;

−	put at risk a significant portion of each executive’s total target compensation, with the intent to reward superior performance; and

−	align the interests of our executives with those of our stockholders.

Elements of Compensation

In order to achieve the above goals, our total compensation packages include base salary and annual bonus paid in cash, as well as long-term compensation in the form of stock options. We also provide benefit plans which are generally available to all regular full-time employees of Harmonic. We believe that appropriately balancing the total compensation package and ensuring the viability of each component of the package is necessary in order to provide market-competitive compensation. We focus on ensuring that the balance of the various components of our compensation program is optimized to motivate executives to improve our results on a cost-effective basis. The factors which are used to determine individual compensation packages are generally similar for each NEO, including our CEO.

Top Five surveys regularly for management the compensation practices of our peers in order to assess our competitiveness. Top Five gathers data from a peer group, established in consultation with management and reviewed by the Compensation Committee, which includes approximately twenty companies. These peer companies were selected from the telecommunications equipment industry based principally on revenue and market capitalization data which placed Harmonic approximately in the middle of the range. These peer group data were used by management in formulating recommendations for 2007 cash and equity compensation to the Committee. The peer group consisted of the following companies:

Name	Name

ADTRAN	Inter-Tel
Avanex Corp.	InterVoice
Bookham Inc.	MRV Communications
C-COR Inc.	Polycom
Ciena Corp.	Redback Networks
EMS Technologies	SeaChange International
Extreme Networks	Sonus Networks
F5 Networks	Stratex Networks
Finisar	Teklec
Foundry Networks	Westell Technologies
Glenayre Technologies	Zhone Technologies
Inter-Digital Communications

Information from Top Five is used in formulating the CEO’s recommendations to the Compensation Committee with respect to the design and implementation of compensation packages and for specific proposals related to the individual elements and total compensation packages for other NEOs, as well as for other employees. In order to independently evaluate the competitive position of the Company’s compensation structure, the Compensation Committee in 2007 reviewed Top Five’s cash compensation data with Meyercord including the data on CEO compensation.

Base Salary

Base salary for NEOs, including that of the CEO, were set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Compensation Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position. The aggregate value of our total cash compensation (base salary and bonus) for executives is generally targeted at approximately the 50th percentile of executive compensation at comparable companies, with the intent that superior performance under incentive bonus plans would enable the executive to elevate his total cash compensation to levels that are above the average of comparable companies. The base salary of Mr. Haltmayer was increased in 2007 from 2006, principally because survey results indicated that his total target cash compensation was below the parameters set by the Compensation Committee. Base salaries for other NEOs were left unchanged in 2007. The base salary and target bonus of Mr. Harshman was approved by the Compensation Committee with reference to the above factors, the data from Top Five and in consultation with Meyercord. Base salaries for NEOs are disclosed in the Summary Compensation Table on page 30.

Incentive Bonus Plan

The Company’s annual incentive bonus plan reflects the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent on the performance of the Company, thereby introducing a significant element of “pay for performance” and appropriate incentives to produce superior results. In 2006, the Company’s incentive bonus plan for key employees was weighted more heavily towards attainment of an operating income target (excluding certain non-cash and non-recurring charges and credits) in order to incentivize management to return the Company to profitability from the operating loss incurred in 2005. Operating income was weighted at 70% and revenue at 30%. Following the Company’s return to profitability in 2006, the Committee moved the weighting of the 2007 incentive bonus plan measures to 60% operating income and 40% revenue in order to provide greater incentive for revenue growth as well as the continuation of profitability. A target bonus was established for each participant by reference to the peer group data, and such targets were reviewed with Meyercord. In addition, the 2007 incentive bonus plan had minimum thresholds for each component which had to be met in order for any payout to be made, and a cap of 200% of target bonus for any individual, including NEOs. Total payouts for all participants, including NEOs, from the plan were limited to 20% of operating income, as defined in the 2007 incentive bonus plan. The Compensation Committee believed that the 2007 bonus targets were challenging but achievable based on their review of the Company’s operating plan for 2007 and their experience of the Company’s historical performance in a business heavily dependent on the capital spending plans of a limited number of large customers. In fiscal 2007, we exceeded our goals established for both revenue and operating income. As a result, the incentive pool was funded at 117% of the total targeted amount. Bonus payments from the 2007 plan were approved by the Compensation Committee and made to executive officer participants in February 2008, as disclosed in the Summary Compensation Table on page 30. All bonus amounts paid to NEOs with respect to 2007 were paid pursuant to the 2007 incentive bonus plan.

Equity Compensation Plans

The Compensation Committee believes that equity compensation plans are an essential tool to link the long-term interests of stockholders and employees, especially the Chief Executive Officer and executive management, and serve to motivate executives to make decisions that will, in the long run, give the best returns to stockholders. Stock options are generally granted when an employee, including an NEO, joins the Company, and on an annual basis thereafter. These stock options typically vest over a four year period and are granted at an exercise price equal to the fair market value of the Company’s common stock at the date of grant. The size of an initial stock option grant is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual’s performance, potential contributions, and, to a lesser extent, the vesting status of previously granted options. This approach is designed to maximize stockholder value over the long term, as no benefit is realized from the option grant unless the price of the Company’s common stock has increased over a number of years.

The Compensation Committee has awarded stock options to most employees, including NEOs, on an annual basis. In prior years, the total pool of annual grants to be made to all employees, including NEOs, was determined principally by reference to guidelines published by shareholder advisory firms such as Institutional Shareholder Services (“ISS”) and in part to historic practice. The guidelines generally refer to metrics such as total annual grants as a percentage of shares outstanding and total outstanding options as a percentage of fully diluted shares. Historically, the Compensation Committee has set the total pool of equity awards to result in the Company’s use of options being substantially lower than the guideline amounts. In 2007, the Compensation Committee concluded that Harmonic should increase the equity component of officer compensation in order to protect the Company from the potential loss of executive talent to companies with more generous equity policies. In January 2007, a Top Five analysis of equity awards at the peer group companies was presented by management to the Compensation Committee. The Committee considered these data, reviewed it with Meyercord, and in conjunction with other information, including experience with other public company equity programs, the Compensation Committee concluded that it should increase both the total pool of option awards for 2007 and individual awards to each NEO.

In addition to the Company’s stock option plans, executive officers are eligible to participate in the Company’s 2002 Employee Stock Purchase Plan (ESPP). The ESPP is available on a broad basis to the Company’s employees. This plan allows eligible employees to purchase the Company’s common stock at a price equal to 85% of the lower of the fair market value at the beginning of the purchase period or the fair market value at the end of the purchase period, six months later, with the purchase amount limited to the lesser of 10% of base salary or 3,000 shares per purchase period, or as specified by applicable IRS regulations.

Statement 123R (“SFAS 123R”) of the Financial Accounting Standards Board (“FASB”) requires the Company to record a charge to earnings for employee stock option grants and employee purchase plan rights. However, the Compensation Committee believes that the Company should continue to operate its equity plans in substantially their present form in spite of the significant non-cash charges incurred by the Company as a result of the application of SFAS 123R. The Compensation Committee continues to monitor the impact of the accounting standard on Harmonic’s earnings, changes in the design and operation of equity plans by other companies, particularly those with whom the Company competes locally for employees, and the attitude of financial analysts and investors towards these significant and potentially volatile non-cash charges. In order to mitigate the impact of this new standard on earnings, the Company has implemented changes to our option grant policy and ESPP structure that lessens the expense against earnings that the Company recognizes on these awards. The Company reduced the term of employee option grants from 10 years to 7 years for grants made on or after February 27, 2006. In addition, the Board and stockholders have approved an amendment to the Company’s ESPP, which has reduced the “look-back” feature from 24 months to 6 months. The Compensation Committee continues to believe that broad-based equity plans remain an essential element of a competitive compensation package, as such plans are offered currently by most public and private technology companies in Silicon Valley with whom the Company competes for both executives and non-executive employees. Over 99% of our employees currently hold stock options and approximately 70% participate in the Company’s ESPP.

Option Grant Practice

The Compensation Committee approves all stock option grants, except for certain new hire grants made in the ordinary course of business, for which it has delegated authority to the CEO within pre-approved parameters pursuant to an Employee Equity Issuance Policy, and the Compensation Committee reviews all stock option grants made pursuant to the Employee Equity Issuance Policy. Initial hire grants that are within the CEO’s approved range are made on the Friday following the employee’s start date. Options are granted at 100% of the closing price of our stock on the date of grant.

Initial hire grants which are for executives reporting to the CEO, grants which are above the CEO’s approved range, or are for current employees are approved by the Compensation Committee with the grant date being the day of approval by the Compensation Committee and the exercise price being the closing price of the stock on that date. The initial grants are effective of the date of grant, with vesting generally beginning on the date of commencement of employment. Annual grants are usually made in the first half of the year, and in 2007, these grants were made on May 1. This timing enables management and the Compensation Committee to consider performance by both the Company and the individual and balance it against our expectations for the current year. Grants for 2008 are expected to be made at a Board meeting in May 2008, assuming approval of Proposal 2, without which approval the Company would have an inadequate amount of shares to satisfy its requirements.

We do not time the granting of our options with any favorable or unfavorable news released by the Company. The timing of initial grants is driven by the date of hire of our new employees. The Board of Directors and Compensation Committee meeting schedules, for review and approval of annual grants, are usually established several months in advance for the calendar year. Proximity of any awards to an earnings announcement or other market events is coincidental.

Retirement Benefits

The Company does not provide pension benefits or deferred compensation plans to any of its employees, including NEOs, other than a 401(k) deferred compensation plan which is open to all regular, full-time U.S. employees.

The Company made matching contributions to the 401(k) plan of up to $1,000 per annum per participant in 2007 and 2006. NEOs were eligible for these matching contributions on the same basis as other plan participants. Details of Company contributions for executives in 2007 and 2006 are included in the “All Other Compensation” column in the

Summary Compensation Table on page 30. The Compensation Committee reviews regularly the performance of, and changes to, the 401(k) plan.

Change-of-Control Agreements

The Company does not have employment agreements with any of its NEOs. However, as a historical practice, it has generally provided change-of-control agreements to its NEOs. These agreements are designed to incentivize continuing service to the Company by NEOs in the event that the Company may be in discussions regarding strategic transactions and to provide short-term benefits in the event that an NEO’s position is eliminated or responsibilities and compensation are reduced following a change-of-control.

As of December 31, 2007, the Company had entered into change-of-control severance agreements with each of the NEO’s, except for Mr. Ben-Natan. Under the terms of the respective NEO’s change-of-control agreement, in the event of termination within eighteen months following a change-in-control of the Company other than for cause (as defined in the relevant change-of-control agreement), Mr. Harshman will receive a lump-sum payment of twice his annual salary plus a bonus payment and benefits, and the other NEOs will receive a lump-sum payment of one year’s salary plus a bonus payment and benefits. These agreements also provide for out-placement assistance and the full acceleration of unvested stock options and any restricted stock awards held by an NEO in the event of such NEO’s termination, subject to certain limitations. During 2007, the Compensation Committee approved the change-of-control agreements for Messrs. Haltmayer and Bonasera. A change of control severance agreement was executed between the Company and Mr. Ben-Natan in April 2008 on substantially the same terms as those of the other NEOs (except for Mr. Harshman).

Other Compensation

Other elements of executive compensation include life and long-term disability insurance and health benefits. These benefits are available to all regular, full-time U.S. employees of the Company on the same basis and similar benefits are provided to most employees in other countries. Certain NEOs have access to a supplemental medical plan which provides coverage of additional out-of-pocket medical costs up to an annual limit of $15,000 and one NEO has a monthly car allowance. Management periodically reviews the level of benefits provided to all employees and adjusts those levels as appropriate. Company payments for NEOs pursuant to these other elements of compensation in 2007 and 2006 are included in the “All Other Compensation” column in the Summary Compensation Table on page 31.

Approvals

In February 2007, the Compensation Committee approved the 2007 cash compensation for all NEOs. The Company’s CEO was not present during the portion of the meetings during which his compensation was discussed and approved. Equity compensation awards were approved by the Compensation Committee on May 1, 2007.

Stock Ownership Guidelines

The Company currently has no stock ownership guidelines for its NEOs.

Financial Restatements

The Company has never restated its financial statements and does not have an established practice regarding the adjustment of bonus payments if the performance measures on which they were based are restated in a manner that would change the amount of an award.

Section 162(m)

We have considered the potential future effects of Section 162(m) of the Code, on the compensation paid to our NEOs. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the Chief Executive Officer or any of our next four most highly compensated executive officers, unless such compensation is performance based. For fiscal 2007, no executive officer received compensation subject to Section 162(m) in excess of $1.0 million. We have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

Report of the Compensation and Equity Ownership Committee of the Board of Directors on Executive Compensation

The Compensation and Equity Ownership Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The Compensation and Equity Ownership Committee

David R. Van Valkenburg

E. Floyd Kvamme

Lewis Solomon

The information contained above under the captions “Report of the Audit Committee of the Board of Directors” and “Report of the Compensation and Equity Ownership Committee of the Board of Directors on Executive Compensation” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference to such filing.

2007 Compensation of Named Executive Officers

Summary Compensation Table

The following Summary Compensation Table (“SCT”) sets forth summary information concerning the compensation earned by our named executive officers, including Patrick J. Harshman as President and Chief Executive Officer, Robin N. Dickson as the Chief Financial Officer and the three most highly compensated executive officers of the Company during the fiscal years ended December 31, 2007 and 2006 for services to our Company in all capacities:

					Non-Equity
				Option	Incentive Plan
				Award	Compensation	All
Name & Principal Position	Year	Salary ($)	Bonus ($)	($)(2)	($)(3)	Other(4)	Total ($)

Patrick J. Harshman	2007	400,000	—	425,343	377,344	21,411	1,224,098
President & Chief Executive Officer(1)	2006	374,616	—	289,363	159,166	19,370	842,515
Robin N. Dickson	2007	330,000	—	165,758	233,482	17,389	746,629
Chief Financial Officer	2006	330,000	—	166,828	113,058	16,260	626,146
Nimrod Ben-Natan	2007	205,000	—	112,121	84,608	16,601	418,330
Vice President, Product Marketing, Solutions & Strategy(1)
Charles Bonasera	2007	210,000	—	65,571	86,671	18,884	381,126
Vice President, Operations(1)	2006	32,308	27,000	4,579	—	2,637	66,524
Neven Haltmayer	2007	224,692	—	117,748	108,486	17,567	468,493
Vice President, Research & Development(1)	2006	210,000	—	67,125	41,969	3,664	322,758

1.	The base salaries of the following NEOs were increased in 2008 as follows: Mr. Harshman $450,000 (effective February 4, 2008), Mr. Ben-Natan $240,000, Mr. Bonasera $240,000, and Mr. Haltmayer $250,000 (all effective January 1, 2008).

2.	The amounts in this column represent amounts recognized for financial statement reporting purposes in 2007 and 2006 in accordance with SFAS 123(R) and do not reflect actual amounts paid or received by any officer. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts are the accounting cost of options granted in years from 2003 to 2007. See Note 12 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for a discussion of the assumptions made in our valuation of equity awards.

3.	The amounts in this column represent payments made in February 2008 and 2007 under our 2007 and 2006 management bonus plans.

4.	The amounts in this column represent car allowances, group life insurance premiums, 401(k) matching contributions, medical and dental plan premiums and reimbursement of certain medical costs under a supplemental plan.

Grant of Plan-Based Awards

					All Other			Grant
					Option			Date
					Awards	Exercise		Fair
		Estimated Future Payouts Under			Number of	Price of	Closing	Value of
		Non-Equity Incentive Plan			Shares	Option	Price on	Option
		Awards ($)(1)			Underlying	Awards	Grant	Awards
Name	Grant Date	Threshold	Target	Maximum	Options(2)	($/Sh)(3)	Date	($)(4)

Patrick J. Harshman	1/30/2007	0	320,000	640,000
	5/1/2007				200,000	8.20	8.20	875,220
Robin N. Dickson	1/30/2007	0	198,000	396,000
	5/1/2007				70,000	8.20	8.20	306,327
Nimrod Ben-Natan	1/30/2007	0	71,750	143,500
	5/1/2007				70,000	8.20	8.20	306,327
Charles Bonasera	1/30/2007	0	73,500	147,000
	5/1/2007				45,000	8.20	8.20	196,925
Neven Haltmayer	1/30/2007	0	92,000	184,000
	5/1/2007				70,000	8.20	8.20	306,327

1.	The estimated future payouts under non-equity incentive plans refers to potential payouts under our 2007 bonus plan. The goals for 2007 were approved by the Compensation Committee in February 2007. The payout amounts for each executive officer were reviewed and approved by the Compensation Committee and the Board of Directors in February 2008 upon availability of financial results for fiscal 2007 and are included in the Summary Compensation Table on page 30.

2.	Options granted to executive officers during fiscal 2007 expire 7 years from the date of grant and vest 25% upon completion of 12 months service and 1/48 per month thereafter.

3.	The exercise price for option grants is the fair market value of the company’s stock on the date of grant.

4.	This value is determined according to SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The option exercise price has not been deducted from these amounts. The actual value of the option will depend upon the market value of Harmonic’s common stock at the time the option is exercised. The grant date fair market value of the option awards is calculated using the Black-Scholes valuation model using the following assumptions:

	2007	2006
Assumption	Rate	Rate

Average risk free interest rate	4.7%	4.6%
Average expected term (year)	4.75%	4.75%
Average expected volatility	58%	75%

Outstanding Equity Awards as of December 31, 2007

The following table summarizes stock options outstanding as of December 31, 2007:

	Outstanding Equity Awards at 12/31/07(1)
	# of Securities	# of Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options (#	Options (#	Option Exercise	Option
Name	Exercisable)	Unexercisable)	Price ($/Sh)	Expiration Date

Patrick J. Harshman	10,000		7.81	6/8/2008
	8,000		25.50	6/22/2009
	10,000		65.41	9/30/2009
	3,731		23.56	8/1/2010
	26,269		23.56	8/1/2010
	40,000		9.13	1/26/2011
	45,000		10.40	1/23/2012
	30,000		3.46	1/28/2013
	36,666	43,334	5.87	2/27/2013
	59,375	90,625	5.14	5/4/2013
	48,957	1,043	9.29	1/20/2014
	—	200,000	8.20	5/1/2014
	32,291	17,709	5.86	5/3/2015
Robin N. Dickson	24,000		7.81	6/8/2008
	24,000		25.50	6/22/2009
	4,319		23.56	8/1/2010
	40,681		23.56	8/1/2010
	40,000		9.13	1/26/2011
	37,000		10.40	1/23/2012
	37,028		3.46	1/28/2013
	22,920	27,080	5.87	2/27/2013
	39,166	834	9.29	1/20/2014
	—	70,000	8.20	5/1/2014
	32,291	17,709	5.86	5/3/2015
Nimrod Ben-Natan	3,668		8.75	4/30/2008
	3,500		25.50	6/22/2009
	9,000		23.56	8/1/2010
	10,000		9.13	1/26/2011
	13,000		10.40	1/23/2012
	2,501	21,667	5.87	2/27/2013
	3,090	188	8.93	1/14/2014
	—	70,000	8.20	5/1/2014
	500	4,250	5.86	5/3/2015
Charles Bonasera	6,770	18,230	8.38	11/6/2013
	—	45,000	8.20	5/1/2014
Neven Haltmayer	10,000		3.15	12/2/2012
	4,000		3.46	1/28/2013
	20,625	24,375	5.87	2/27/2013
	7,833	167	8.93	1/14/2014
	—	70,000	8.20	5/1/2014
	7,104	3,896	5.86	5/3/2015

1.	Under our Stock Option Plans, these options vest 25% upon completion of 12 months service and 1/48 per month thereafter and expire after seven years or ten years from date of grant, contingent upon continued employment.

Options Exercised During 2007

The following table summarizes the options exercised during the year ended December 31, 2007 and the value realized upon exercise:

Option Awards
Number of
	Shares	Value Realized
	Acquired on	Upon Exercise
Name	Exercise	($)(2)

Patrick J. Harshman(1)	10,000	58,400
Robin N. Dickson	—	—
Nimrod Ben-Natan	33,304	156,673
Charles Bonasera	—	—
Neven Haltmayer	—	—

1.	Mr. Harshman purchased the underlying shares and continues to hold them.

2.	This value is the difference between the option exercise price and the market value of the underlying shares on the date of exercise, multiplied by the number of shares.

Pension Benefits and Nonqualified Deferred Compensation

There are no pension or retirement benefit plans for any of the NEOs, other than a 401(k) deferred compensation plan which is available to all regular, full-time U.S. employees of the Company. The Company made matching contributions to the 401(k) plan of up to $1,000 per annum per participant in 2007 and 2006. Details of Company contributions for NEOs in 2007 are included in the “All Other Compensation” column in the Summary Compensation Table on page 30.

Change-of-Control Agreements

The Company does not have employment agreements with any of its NEOs. As of December 31, 2007, the Company had entered into change-of-control severance agreements with each of the NEO’s, except for Mr. Ben-Natan. Based on a hypothetical termination date of December 31, 2007, the respective amounts paid to the NEOs in the event of a change-of-control would have been:

			Value of
			Unvested Stock
Name	Salary ($)	Bonus ($)	Options(1)	Other(2)	Total(4)

Patrick J. Harshman	800,000	320,000	1,227,764	54,825	2,402,589
Robin N. Dickson	330,000	99,000	367,247	16,973	813,220
Charles Bonasera	210,000	36,750	140,883	29,531	417,164
Neven Haltmayer	230,000	46,000	290,227	29,531	595,758

1.	The amounts in this column represent the value which would have been realized by the acceleration of unvested stock options, calculated by multiplying the number of shares subject to acceleration by the difference between $10.48, the closing price of the Company’s stock on December 31, 2007 and the exercise price.

2.	The amounts in the column “Other” represent the cost of continuing health benefits and out placement fees.

3.	The Company’s change-in-control agreements have a provision that payments will either be made in full with the executive paying any applicable Section 280G excise taxes or the payments will be reduced to a level that does not trigger the Section 280G excise tax. The amounts shown in the table assume that the executive would elect to receive full payment and pay any applicable excise taxes.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Equity Ownership Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Equity Plan Information

(c)
Number of
securities
remaining
	(a)	(b)	available for
	Number of	Weighted-	future issuance
	securities to be	average	under equity
	issued upon	exercise price	compensation
	exercise of	of outstanding	plans (excluding
	outstanding	options,	securities
	options, warrants	warrants and	reflected in
Plan Category	and rights(2)	rights(3)	column(a))

Equity plans approved by security holders(1)(4)	9,115,204	$9.90	3,864,131

1.	The Company has no equity compensation plans which are not approved by stockholders.

2.	This column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards.

3.	This column does not reflect the price of shares underlying the assumed options referred to in footnote (2) of this table.

4.	This row includes the 1995 Stock Plan, the 1995 and 2002 Director Option Plans and the 2002 Employee Stock Purchase Plan. Only the 1995 Stock Plan, the 2002 Director Option Plan and the 2002 Employee Stock Purchase Plan have shares remaining available for issuance.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of the Record Date by (i) each beneficial owner of more than 5% of the common stock; (ii) each director and each nominee to the Company’s Board of Directors; (iii) each Named Executive Officer; and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

	Number of
Name and Address of Beneficial Owner	Shares	Percent of Total

Maverick Capital Ltd.(1) 300 Crescent Court, 18th Floor Dallas, TX 75201	5,858,793	6.2%
Anthony J. Ley(2)	1,075,201	1.1
Patrick Gallagher(3)	5,833	*
Harold Covert(4)	8,333	*
E. Floyd Kvamme(5)	547,850	*
William F. Reddersen(6)	79,166	*
Lewis Solomon(7)	83,166	*
David R. Van Valkenburg(8)	98,166	*
Patrick J. Harshman(9)	448,831	*
Robin N. Dickson(10)	405,555	*
Nimrod Ben-Natan(11)	70,122	*
Charles Bonasera(12)	21,562	*
Neven Haltmayer(13)	59,582	*
All directors and executive officers as a group (13 persons)(14)	2,897,541	3.0%

*	Percentage of shares beneficially owned is less than one percent of total.

1.	Based solely on a review of Schedule 13D, 13F and 13G filings with the Securities and Exchange Commission.

2.	Includes 734,164 shares which may be acquired upon exercise of options exercisable within 60 days of March 17, 2008.

3.	Includes 5,833 shares which may be acquired upon exercise of options exercisable within 60 days of March 17, 2008.

4.	Includes 8,333 shares which may be acquired upon exercise of options exercisable within 60 days of March 17, 2008.

5.	Includes 79,166 shares which may be acquired upon exercise of options exercisable within 60 days of March 17, 2008.

6.	Includes 79,166 shares which may be acquired upon exercise of options exercisable within 60 days of March 17, 2008.

7.	Includes 83,166 shares which may be acquired upon exercise of options exercisable within 60 days of March 17, 2008.

8.	Includes 83,166 shares which may be acquired upon exercise of options exercisable within 60 days of March 17, 2008.

9.	Includes 428,831 shares which may be acquired upon exercise of options exercisable within 60 days of March 17, 2008.

10.	Includes 326,355 shares which may be acquired upon exercise of options exercisable within 60 days of March 17, 2008.

11.	Includes 69,987 shares which may be acquired upon exercise of options exercisable within 60 days of March 17, 2008.

12.	Includes 21,562 shares which may be acquired upon exercise of options exercisable within 60 days of March 17, 2008.

13.	Includes 59,582 shares which may be acquired upon exercise of options exercisable within 60 days of March 17, 2008.

14.	Includes 1,979,311 shares which may be acquired upon exercise of options exercisable within 60 days of March 17, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons, the Company believes that, with respect to 2007, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with. Review and Approval of Related Party Transactions.

It is Harmonic’s policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in the Company’s Code of Business Conduct and Ethics, which is posted on our website. All related party transactions must be reviewed and approved by the Company’s Audit Committee.

Certain Relationships and Related Transactions

Except for the compensation agreements and other arrangements that are described under “Executive Compensation” and “Change of Control and Severance Agreements,” there was not during fiscal year 2007, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, 5% stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

OTHER MATTERS

The Company knows of no other matters to be submitted for stockholder action at the 2008 Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Dated: April 11, 2008

By Order of the Board of Directors,

Robin N. Dickson
Corporate Secretary

Exhibit 1

HARMONIC INC.

1995 Stock Plan

(As Amended and Restated Effective May 15, 2008)

1.	Purposes of the Plan. The purposes of this Stock Plan are:

(a)	to attract and retain the best available personnel for positions of substantial responsibility,

(b)	to provide additional incentive to Employees and Consultants, and

(c)	to promote the success of the Company’s business.

Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.

2.	Definitions. As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)	“Applicable Laws” means the legal requirements relating to the administration of equity compensation plans under state corporate and securities laws and the Code.

(c)	“Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Administrator shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(d)	“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

(e)	“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)	“Awarded Stock” means the Common Stock subject to an Award.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Cash Position” means the Company’s level of cash and cash equivalents.

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)	“Committee” means a Committee of Board members appointed by the Board in accordance with Section 4 of the Plan.

(k)	“Common Stock” means the Common Stock of the Company.

(l)	“Company” means Harmonic Inc., a Delaware corporation.

(m)	“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

(n)	“Continuous Status as an Employee or Consultant” means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(o)	“Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 15.

(p)	“Director” means a member of the Board.

(q)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r)	“Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(s)	“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(v)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)	“Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Administrator shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(x)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y)	“Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(z)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)	“Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(bb)	“Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(cc)	“Option” means a stock option granted pursuant to the Plan.

(dd)	“Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(ee)	“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff)	“Participant” means the holder of an outstanding Award granted under the Plan.

(gg)	“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to a Restricted Stock award. As determined by the Administrator, the Performance Goals applicable to a Restricted Stock award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, and (j) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from award to award. Notwithstanding the definition of a Performance Goal contained herein, the Administrator may establish a Performance Goal by excluding one or more items that would otherwise be included under U.S. generally accepted accounting principles.

(hh)	“Performance Share” means a performance share Award granted to a Participant pursuant to Section 13.

(ii)	“Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 14.

(jj)	“Plan” means this Harmonic Inc. 1995 Stock Plan.

(kk)	“Restricted Stock” means Shares granted pursuant to Section 12 of the Plan.

(ll)	“Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(mm)	“Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(nn)	“Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(oo)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(pp)	“Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.

(qq)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.

(rr)	“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 11 hereof.

(ss)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(tt)	“Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3.	Stock Subject to the Plan.

(a)	General. Subject to the provisions of Section 17 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is [8,300,000] Shares, plus any shares subject to options under the Company’s 1999 Non-Statutory Stock Plan that were outstanding as of May 27, 2004 that expire unexercised, up to an additional maximum of 1,800,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)	Full Value Awards. Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the grant date of grant will be counted against the numerical limits of this Section 3 as two (2) Shares for every one (1) Share subject thereto. Further, if Shares subject to any such Award do not vest and therefore are forfeited to or repurchased by the Company and would therefore return to the Plan pursuant to Section 3(c), two (2) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c)	Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Units, is forfeited to or repurchased by the Company by virtue of it not vesting, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company or are forfeited to the Company by virtue of their not vesting, such Shares will become available for future grant under the Plan. Shares used to pay the withholding tax related to an Award or to pay for the exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 17(a), the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

4.	Administration of the Plan.

(a)	Procedure.

(i)	Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees or Consultants.

(ii)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)	Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)	Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value of the Common Stock, in accordance with Section 2(u) of the Plan;

(ii)	to select the Consultants and Employees to whom Awards may be granted hereunder;

(iii)	to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

(iv)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(v)	to approve forms of agreement for use under the Plan;

(vi)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)	to construe and interpret the terms of the Plan and Awards;

(viii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)	to modify or amend each Award (subject to Section 20(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

(x)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(xi)	to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise, vesting of an Award (or distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii)	to determine the terms and restrictions applicable to Awards; and

(xiii)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.	Eligibility. Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.	Limitations.

(a)	Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

(i)	of Shares subject to a Participant’s Incentive Stock Options granted by the Company, any Parent or Subsidiary, which

(ii)	become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary)

(iii)	exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b)	Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.

(c)	The following limitations shall apply to grants of Options and Stock Appreciation Rights to Employees:

(i)	No Employee shall be granted, in any fiscal year of the Company, Options and Stock Appreciation Rights to purchase more than 600,000 Shares.

(ii)	The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 17.

7.	Term of Plan. Unless terminated earlier, the Plan shall continue in effect until March 1, 2018.

8.	Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in no event shall the term be more than ten (10) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

9.	Option Exercise Price and Consideration.

(a)	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)	In the case of an Incentive Stock Option

1.	granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

2.	granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)	In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per share on the date of grant.

(iii)	Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(iv)	The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(b)	Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

(c)	Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

(i)	cash;

(ii)	check;

(iii)	other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for any time required by the Administrator to avoid adverse financial accounting consequences, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)	delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

(v)	any combination of the foregoing methods of payment; or

(vi)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.	Exercise of Option.

(a)	Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

i.	An Option may not be exercised for a fraction of a Share.

ii.	An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 17 of the Plan.

iii.	Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)	Termination of Employment or Consulting Relationship. Upon termination of a Participant’s Continuous Status as an Employee or Consultant, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Participant was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three months following the Participant’s termination of Continuous Status as an Employee or Consultant. In the case of an Incentive Stock Option, such period of time shall not exceed three months from the date of termination. If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)	Disability of Participant. In the event that a Participant’s Continuous Status as an Employee or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)	Death of Participant. In the event of the death of a Participant, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

11.	Stock Appreciation Rights.

(a)	Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)	Exercise Price and other Terms. Subject to Section 6(c) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(c)	Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

i.	the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

ii.	the number of Shares with respect to which the SAR is exercised.

(d)	Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

(e)	SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f)	Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(g)	Termination of Employment or Consulting Relationship. Upon termination of a Participant’s Continuous Status as an Employee or Consultant, other than upon the Participant’s death or Disability, the Participant may exercise his or her SAR, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Participant was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the SAR shall remain exercisable for three months following the Participant’s termination of Continuous Status as an Employee or Consultant. If, at the date of termination, the Participant is not entitled to exercise his or her entire SAR, the Shares covered by the unexercisable portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(h)	Disability of Participant. In the event that a Participant’s Continuous Status as an Employee or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her SAR at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such SAR as set forth in the Notice of Grant). If, at the date of termination, the Participant is not entitled to exercise his or her entire SAR, the Shares covered by the unexercisable portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(i)	Death of Participant. In the event of the death of a Participant, the SAR may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such SAR as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquired the right to exercise the SAR by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the SAR at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire SAR, the Shares covered by the unexercisable portion of the SAR shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the SAR by bequest or inheritance does not exercise the SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

12.	Restricted Stock.

(a)	Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant (provided that during any fiscal year of the Company, no Participant shall be granted more than 200,000 Shares of Restricted Stock), and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock. Restricted Stock shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the units to acquire Shares.

(b)	Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c)	Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

(d)	Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

13.	Performance Shares.

(a)	Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant (provided that during any fiscal year of the Company, no Participant shall be granted more than 200,000 units of Performance Shares), and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the units to acquire Shares.

(b)	Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the

Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c)	Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(d)	Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Shares which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

14.	Performance Units.

(a)	Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units/rights to acquire Shares. Each such unit/right shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Performance Units or the cash payable thereunder.

(b)	Number of Performance Units. The Administrator will have complete discretion in determining the number of Performance Units granted to any Participant, provided that during any fiscal year of the Company, no Participant shall receive Performance Units having an initial value greater than $1,000,000, except that such Participant may receive Performance Units in a fiscal year of the Company in which his or her service as a Participant first commences with an initial value no greater than $2,000,000.

(c)	Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the Shares awarded shall bear such legends as shall be determined by the Administrator.

(d)	Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

(e)	Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

15.	Deferred Stock Units.

(a)	Description. Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

(b)	162(m) Limits. Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock, Performance Share or Performance Unit Award.

16.	Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. In no event shall an Award be transferred to a third party for value, unless previously approved by the Company’s stockholders.

17.	Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)	Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) annual share issuance limits under Sections 6(c), 12(a) and 13(a) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Merger or Asset Sale.

i.	Stock Options and SARs. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or sale of assets, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

ii.	Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

18.	Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

19.	Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)	Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c)	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

20.	Conditions Upon Issuance of Shares.

(a)	Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.	Liability of Company.

(a)	Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)	Grants Exceeding Allotted Shares. If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 19(b) of the Plan.

22.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Exhibit 2

HARMONIC INC.

2002 DIRECTOR STOCK PLAN

(Amended and Restated Effective as of May 14, 2008)

1.	Purposes of the Plan. The purposes of this 2002 Director Stock Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options. Restricted stock units may also be granted hereunder.

2.	Definitions. As used herein, the following definitions shall apply:

a) “Board” means the Board of Directors of the Company.

b)	“Change-in-Control” means the occurrence of any of the following events:

i)	The date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total fair market value or voting power of the stock of the Company; or

ii)	The date upon which a majority of members of the Board are replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

iii)	A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

c)	“Code” means the Internal Revenue Code of 1986, as amended.

d)	“Common Stock” means the common stock of the Company.

e)	“Company” means Harmonic Inc., a Delaware corporation.

f)	“Director” means a member of the Board.

g)	“Disability” means total and permanent disability as defined in section 22(e)(3) of the Code.

h)	“Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

j)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or.

iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

k)	“Inside Director” means a Director who is an Employee.

l)	“Option” means a stock option granted pursuant to the Plan.

m)	“Optioned Stock” means the Common Stock subject to an Option.

n)	“Optionee” means a Director who holds an Option.

o)	“Outside Director” means a Director who is not an Employee.

p)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

q)	“Plan” means this 2002 Director Stock Plan.

r)	“Restricted Stock Unit or RSU” means a bookkeeping entry representing the right to receive one Share. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company. Until the

Shares are issued in settlement of a vested Restricted Stock Unit (which shall be done as soon as is practicable following the vesting of such award), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the units to acquire Shares.

s)	“Securities Act” means the Securities Act of 1933, as amended.

t)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

u)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3.	Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 800,000 Shares (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Options shall be counted against the numerical limits of this section 3 as one Share for every Share subject thereto. Any Shares of Restricted Stock Units shall be counted against the numerical limits of this section 3 as two Shares for every one Share subject thereto. To the extent that a Restricted Stock Unit that counted as two Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this section 3, the Plan shall be credited with two Shares.

Restricted Stock Units that do not vest and thus are forfeited back to the Company shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares of Restricted Stock Units that vest shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.	Administration and Grants of Awards under the Plan. The Board may make discretionary grants of Options or Restricted Stock Units to any Outside Director under this Plan. Moreover, Outside Directors shall receive the following automatic grants (unless otherwise determined by the Board in its sole discretion):

a)	Initial Grant. Each Outside Director who first becomes a Outside Director on or after the Company’s 2008 annual stockholders’ meeting (excluding a former Inside Director who ceases to be an Inside Director but who remains a Director), shall be entitled to receive, as of the date that the individual first is appointed or elected as a Outside Director, an Option or Restricted Stock Unit, or a combination of an Option and a Restricted Stock Unit, as determined on or prior to the grant date by the Board in its sole discretion.

b)	Ongoing Grants. On the date each Outside Director is reelected to the Board by the stockholders of the Company at the Company’s annual meeting of stockholders or otherwise; each Outside Director who has served on the Board for at least six months on that date shall be granted an Option or Restricted Stock Unit, or a combination of an Option and a Restricted Stock Unit, as determined on or prior to the grant date by the Board in its sole discretion.

c)	Terms and Conditions of Options and RSUs. Subject to the other provisions of this Plan, the terms and conditions of any Options and Restricted Stock Units granted under this Plan, including vesting, shall be determined by the Board in its sole discretion and set forth in an Option or Restricted Stock Unit agreement; provided, however, that (i) the term of any Option may not exceed seven (7) years, and (ii) any Option shall have a per Share exercise price not less than 100% of the Fair Market Value on the grant date.

5.	Eligibility. Options and Restricted Stock Units may be granted only to Outside Directors.

The Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6.	Term of Plan. The Plan shall continue in effect until May 14, 2018 unless sooner terminated under Section 11 of the Plan.

7.	Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of:

a)	cash;

b)	check;

c)	other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

d)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

e)	any combination of the foregoing methods of payment.

8.	Exercise of Option.

a)	Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan has been obtained.

i)	An Option may not be exercised for a fraction of a Share.

ii)	An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

iii)	Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

b)	Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within three (3) months (extended to three (3) years for Options granted on or after May 27, 2004) following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of the Option’s term as set forth in Section 4 hereof). To the extent that the Optionee was not vested as to his or her entire Option on the date of such termination, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

c)	Disability of Optionee. In the event Optionee’s status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination (extended to three (3) years for Options granted on or after May 27, 2004), and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of the Option’s term as set forth in Section 4 hereof). To the extent that the Optionee was not vested as to his or her entire Option on the date of termination, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

d)	Death of Optionee. In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death (extended to three (3) years for Options granted on or after May 27, 2004), and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of the Option’s term as set forth in Section 4 hereof). To the extent that the Optionee was not vested as to his or her entire Option on the date of death, the Shares covered by the unvested portion of the Option shall revert to the Plan. To the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9.	Non-Transferability of Options and Restricted Stock Units. Options or Restricted Stock Units may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and, with respect to the Option, may be exercised, during the lifetime of the Optionee, only by the Optionee. In no event shall an Option or Restricted Stock Unit be transferred to a third party for value, unless previously approved by the Company’s stockholders.

10.	Adjustments Upon Changes in Capitalization, Dissolution, Merger or Change-in-Control.

a)	Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option and Restricted Stock Unit, the number of Shares which have been authorized for issuance under the Plan but as to which no awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an award, as well as the price per Share covered by each such outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or the number of shares subject to a Restricted Stock Unit.

b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, then to the extent that (i) an Option has not been previously exercised, or (ii) a Restricted Stock Unit has not vested, it shall terminate immediately prior to the consummation of such proposed action.

c) Merger or Change-in-Control. In the event of a merger of the Company with or into another corporation or a Change-in-Control of the Company, outstanding Options may be assumed or equivalent awards may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. In addition, whether or not the Successor Corporation assumes an outstanding Option or substitutes for it an equivalent award, immediately prior to a Change-in-Control each Option or option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Section 8(b) through (d) above. Similarly, immediately prior to a Change-in-Control each Restricted Stock Unit shall become 100% vested and payable immediately.

For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or Change-in-Control, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or Change-in-Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change-in-Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or Change-in-Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change-in-Control.

11.	Amendment and Termination of the Plan; No Repricing.

a)	Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Director under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

b)	No Repricing. The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an option exchange program whereby the Participant agrees to cancel an existing Option in exchange for another award.

12.	Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or the vesting of a Restricted Stock Unit unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option or settlement of a vested Restricted Stock Unit, the Company may require the person exercising such Option or receiving Shares in settlement of a Restricted Stock Unit to represent and warrant that the Shares are being purchased or received only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

14.	Option and RSU Agreements. Options and Restricted Stock Units shall be evidenced by written agreements in such form as the Board shall approve.

HARMONIC INC.
549 Baltic Way
Sunnyvale, CA 94089
PROXY FOR AN
ANNUAL MEETING OF STOCKHOLDERS
May 15, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Patrick J. Harshman and Robin N. Dickson, and each or either of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Harmonic Inc., held of record March 17, 2008 by the undersigned at the Annual Meeting of Stockholders of Harmonic Inc. to be held at The Santa Clara Marriott Hotel, 2700 Mission College Blvd., Santa Clara, California, on May 15, 2008 at 8:00 A.M. Pacific Time, or at any adjournment thereof.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 11, 2008, and a copy of the Company’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of the Company, gives notice of such revocation.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲
You can now access your Harmonic Inc. account online.
Access your Harmonic Inc. stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Harmonic Inc., now makes it easy and convenient to get current information on your stockholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
****TRY IT OUT****
www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-311-5582

THIS PROXY WILL BE VOTED AS SPECIFIED HEREON. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1,2,3 AND 4 IF NO SPECIFICATION IS MADE. THIS PROXY WILL BE VOTED BY THE APPLICABLE PROXIES IN THEIR DISCRETION ON OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
Mark Here for Address Change or Comments	☐

PLEASE SEE REVERSE SIDE

The Board of Directors of Harmonic Inc. recommends a vote FOR Proposal Nos. 1, 2, 3 and 4.

1.	To elect eight directors to serve until the 2009 Annual Stockholders Meeting or until their successors are elected and duly qualified.	FOR ☐	WITHHELD ☐

	01 Anthony J. Ley	05 E. Floyd Kvamme
	02 Patrick J. Harshman	06. William F. Reddersen
	03. Harold Coveri	07. Lewis Solomon
	04. Patrick Gallagher	08. David R. Van Valkenburg
To withhold authority to vote for a particular nominee or nominees, write the name(s) of such nominee(s) here:

3.
To approve amendments to the 2002 Director Option Plan to (i) add the ability to grant restricted stock units,(ii) provide more flexibility in setting the amount and mix of automatic awards under the Plan, (iii) provide the ability to make discretionary grants, (iv) increase the number of shares of common stock reserved for issuance by 100,000 shares, (v) amend the Plan’s share counting provisions,(vi) extend the Plan’s term to May 14, 2018, and (vii) rename the 2002 Plan to the “2002 Director Stock Plan.”
	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.
To approve amendments to the 1995 Stock Plan to (i) increase the number of shares of common stock reserved for issuance by 7,500,000 shares, (ii) approve the material terms of the Plan and the performance goals thereunder for Internal Revenue Code Section 162(m) purposes, (iii) extend the Plan’s term to March 1, 2018, and (iv) amend the plan’s share counting provisions.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

WILL
ATTEND
		If you plan to attend the Annual Meeting, please mark the WILL ATTEND box		☐

Please complete, sign and date this proxy and return promptly in the enclosed envelope.

Signature	Signature	Date	, 2008

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the business day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/hlit		TELEPHONE 1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
These proxy materials are also available to you on the Internet. The Proxy Statement, proxy card, Annual report on Form 10-K for the year ended December 31, 2007 and Annual Report are available at http://www.proxyvoting.com/hlit.